SILVER STREAM

MINING CORP.

SILVER STREAM SIGNS OPTION AGREEMENT WITH SAGE GOLD TO EARN UP TO 80% INTEREST IN SOLOMON PILLARS PROPERTY

VANCOUVER, BC, NOVEMBER 5, 2013 – Silver Stream Mining Corp. (the “Company” or “Silver Stream”) (OTCQB: AGSM) announced today it has signed an option agreement ("Agreement") with Sage Gold Inc. ("Sage") (TSX-V:SGX), a Canadian public company listed on the TSX Venture Exchange. Under the Agreement, Silver Stream can initially earn a 55% undivided interest, and ultimately an 80% undivided interest, in the Solomon Pillars Gold Property ("Property") owned by Sage and located in Beardmore, Ontario. The Property is comprised of 418.1 hectares with 22 leased and 4 staked claims located in the Townships of Walters and Leduc, Ontario.

The Property has been the focus of significant exploration and development work over the years. A 3-compartment shaft that was installed in 1936 to a depth of 91.4 meters with two levels developed at 45 meters and 84 meters depth. A mine dump was established next to the shaft but no production was reported. Three mineralized zones were reported from drilling by Canico between 1969 and 1988 which resulted in a company calculated resource potential in 1986 (non NI 43-101 compliant) primarily from the Main and West zones.

The Property is located within the Southern Metasedimentary Sub-belt of the Beardmore-Geraldton Greenstone Belt which has hosted 11 past producing gold mines over the years and over 94% of the approximately 4.1 million ounces of gold produced from this greenstone belt. The past-producing Leitch Mine near Beardmore was one of the richest gold producers in Canada having produced 861,982 ounces of gold at an average grade of 0.92 ounces per ton. This belt currently hosts the Premier Gold Hardrock Deposit near Geraldton with resource estimates at more than 6 million ounces of gold in all categories (February 1, 2013, Premier Gold NI 43-101 Report-filed on SEDAR).

Silver Stream has been granted the option to earn a 55% interest in the Solomon Pillars Property by fulfilling the following:

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An initial payment of $25,000 payable to Sage upon signing the Agreement.

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$50,000 of Exploration Expenditures will be incurred on the Property and a payment of $30,000 (cash or shares at Silver Stream's option) to Sage, on or before the first anniversary of the effective date of the Agreement.

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An additional $100,000 of Exploration Expenditures will be incurred on the Property and a payment of $40,000 (cash or shares at Silver Stream's option) payable to Sage, on or before the second anniversary of the effective date of the Agreement.

Suite 1120, 470 Granville Street • Vancouver, British Columbia V6C 1V5

SILVER STREAM

MINING CORP.

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An additional $150,000 of Exploration Expenditures will be incurred on the Property, on or before the third anniversary of the effective date of the Agreement.

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Silver Stream has the exclusive right to a one-time option to increase the undivided interest from 55% to 80% by making a payment of $250,000 to Sage within 90 days of completing the initial earn-in and exercising of the option.

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Once the initial interest is earned by Silver Stream in the Property, each party will fund continuing exploration and development on a pro-rata basis according to their equity in the project. Silver Stream will be the project operator.

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The Property is divided into two sets of claims each with a different royalty structure. The "Solomon Pillars" on the eastern section of the Property has net smelter royalty (“NSR”) of 1%. The "King Solomon Pillars" on the western section of the property has a 3% NSR on precious metals with a 1% buyback provision for $1,500,000.

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The Property is subject to a $25,000 annual advance royalty payment preceding the commencement of commercial production.

Concurrent with signing the Agreement, Silver Stream has hired James Garber, P. Geo. as Vice President of Exploration for the Company. Mr. Garber has significant experience in the Beardmore-Geraldton Greenstone Belt.  Mr. Garber graduated from the University of Windsor, Windsor, ON, in 1973 with a B.Sc. (Honours Geology) and has been a practicing geologist for over 35 years with both major and junior exploration companies including Phillips Petroleum Company - Strategic Minerals Division, Noranda Exploration Company, Hemlo Gold and Battle Mountain Gold.

Most recently Mr. Garber worked as Director / Exploration Manager, Canada for  Landore Resources Inc. / Landore Resources Canada Inc. from 2004 to 2009 and Manager of Exploration for Metalcorp Limited from 2010 to 2012.  He was personally involved with the discovery and delineation of gold and nickel deposits in northern Ontario, including the Glimmer Gold Deposit (now the Black Fox mine of Brigus Gold), the Pike River gold deposit (now Brigus Gold Grey Fox deposit), the Junior Lake project VW nickel deposit (NI 43-101 compliant resource of 3.7 m tonnes at 0.49% NiEq indicated and 0.72 m tonnes at 0.49% NiEq inferred for a contained 21,760 tonnes NiEq (www.landore.com)) and the initial evaluation of the Lamaune iron deposit. He also served as Director and Qualified Person of Northcore Resources Inc. from April 2013 to October 2013 and from January 2009 to December 2010, he was an Independent Consultant engaged primarily in First Nation Engagement for Mining Companies.

About Silver Stream: Silver Stream is a natural resource company engaged in the acquisition, exploration and, if warranted, the development of mineral properties in North America. The

Suite 1120, 470 Granville Street • Vancouver, British Columbia V6C 1V5

SILVER STREAM

MINING CORP.

Company is currently focused on delivering shareholder value through the exploration of the Solomon Pillars Property in Beardmore, Ontario Canada and the Metates Mining Project in Sinaloa, Mexico. The Company’s Technical Advisory Team with expertise in geology, engineering and operations provides a foundation to assess other mining projects for potential acquisition or joint venture opportunities throughout North America.

About Sage Gold Inc.: Sage is a mineral exploration and development company that has primary interests in near-term production and exploration properties in Ontario. Its main properties are the Clavos Gold deposit in Timmins and the Lynx deposit and other exploration properties in the Beardmore-Geraldton Gold Camp. Technical reports and information relating to the properties can be obtained from the System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com and www.sagegoldinc.com.

The technical portion of this press release was reviewed and approved by James Garber, P. Geo, a Qualified Person in accordance with the Canadian regulatory requirements as set out within National Instrument 43-101. Mr. Garber is V.P. Exploration for Silver Stream and has worked on the Solomon Pillars property.

The management of Silver Stream and Sage approved this news release and take full responsibility for its contents. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Notice to US Investors:

Current Beardmore-Geraldton Greenstone Belt resource estimates discussed in this news release are reported under Canadian mining and TSX Venture Exchange guidelines, which report mineral reserve and resource estimates differently than in the U.S., and may not meet the standards of “proven” and “probable” reserves set forth in SEC Industry Guide 7. Investors should not infer from these results or any historical resource estimates that are publicly available, that there exists sufficient amounts of precious metals in these areas to support profitable mining operations now, or in the immediate future.

FORWARD LOOKING STATEMENTS:

Information contained herein regarding optimism related to the Company’s business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Silver Stream believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due

Suite 1120, 470 Granville Street • Vancouver, British Columbia V6C 1V5

SILVER STREAM

MINING CORP.

to many factors including market prices for the Company’s mineral products, international and domestic economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as required by applicable law.

Contact:

Silver Stream Mining Corp.

Robert Bell, President and C.E.O.

Tel: (604) 713-8010

Toll Free: (877) 642-7622

info@silverstreammining.com

Contact:

SAGE Gold Inc.

Nigel Lees, President and C.E.O.

Mike O'Brien, Communications Manager/Investor Relations

416-204-3170

416-260-2243

Suite 1120, 470 Granville Street • Vancouver, British Columbia V6C 1V5